UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

RUBY TUESDAY, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-12454	63-0475239
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 East Broadway Avenue

Maryville, Tennessee 37804

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

Senior Credit Facility Seventh Amendment and Waiver

On January 31, 2017, Ruby Tuesday, Inc. (the “Company”) entered into a seventh amendment and waiver (the “Seventh Amendment and Waiver”) relating to its previously-disclosed four-year revolving credit agreement with Bank of America, N.A., as Administrative Agent; Wells Fargo, National Association; and Regions Bank (the “Senior Credit Facility”). The description of the Senior Credit Facility set forth under Item 1.01 in the Company’s Current Report on Form 8-K dated December 3, 2013 (the “2013 8-K”) is incorporated by reference herein.

The Company previously entered into a waiver with the Administrative Agent and the lenders on December 31, 2016 pursuant to which the Administrative Agent and the lenders under the Senior Credit Facility granted the Company a limited waiver relating to the covenant requiring the Company to maintain a consolidated fixed charge coverage ratio of not less than 1.65:1.00. As of November 29, 2016, the Company was not in compliance with this covenant (such non-compliance, the “Senior Credit Facility Event of Default”). The description of such waiver set forth under Item 1.01 in the Company’s Current Report on Form 8-K dated January 3, 2017 is incorporated by reference herein.

Under the Seventh Amendment and Waiver, the Administrative Agent and the lenders under the Senior Credit Facility have granted the Company a permanent waiver relating to the Senior Credit Facility Event of Default. There are no assurances that the lenders under the Senior Credit Facility will waive any future covenant violations of, or agree to any amendments to, the Senior Credit Facility.

Among other things, the Seventh Amendment and Waiver amends the termination date of the Senior Credit Facility from December 3, 2017 to June 2, 2017, increases the flexibility of the financial covenants under the Senior Credit Facility for the fiscal quarter ending February 28, 2017 (including reducing the minimum consolidated fixed charge coverage ratio from 1.65:1:00 to 1:25:1:00 and raising the maximum adjusted total debt to EBITDAR ratio from 4.30:1:00 to 4.65:1.00), restricts the ability of the Company to make certain acquisitions, dispositions, investments, capital expenditures and guarantees of indebtedness, requires certain additional monthly financial reporting by the Company to the Administrative Agent, and reduces the amount the Company may borrow pursuant to the revolving loan commitment under the Senior Credit Facility from $50.0 million (including a $25.0 million sublimit for standby letters of credit), to $30 million (including a $15 million sublimit for standby letters of credit).

The Seventh Amendment and Waiver is effective as of January 31, 2017. As of January 31, 2017, the Company has no amounts drawn under the revolving loan commitment under the Senior Credit Facility, and has $11.1 million drawn under standby letters of credit under the Senior Credit Facility.

The Company plans to replace the Senior Credit Facility with collateralized debt, subject to market conditions.

Mortgage Loan Modification and Waiver

On January 31, 2017, the Company entered into a loan modification amendment and waiver (the “Mortgage Loan Modification and Waiver”) relating to certain of its mortgage loan obligations (the “Loan Documents”) with First Tennessee Bank, N.A., as lender (“First Tennessee”).  The Company previously entered into a waiver with First Tennessee on December 31, 2016, pursuant to which First Tennessee granted the Company a limited waiver relating to compliance with the covenant in the Loan Documents requiring the Company to maintain a minimum consolidated fixed charge coverage ratio of not less than 1.65:1.00. As of November 29, 2016, the Company was not in compliance with this covenant (such non-compliance, the “Loan Documents Event of Default”). The description of such waiver set forth under Item 1.01 in the Company’s Current Report on Form 8-K dated January 3, 2017 is incorporated by reference herein.

Under the Mortgage Loan Modification and Waiver, First Tennessee has granted the Company a permanent waiver relating to the Loan Documents Event of Default. There are no assurances that the lenders under the Loan Documents will waive any future covenant violations of, or agree to any amendments to, the Loan Documents.

Among other things, the Mortgage Loan Modification and Waiver increases the flexibility of the financial covenants under the Loan Documents for the fiscal quarter ending February 28, 2017 and thereafter (including reducing the minimum consolidated fixed charge coverage ratio from 1.65:1:00 to 1:25:1:00 and raising the maximum adjusted total debt to EBITDAR ratio from 4.30:1:00 to 4.65:1.00), restricts the ability of the Company to make certain capital expenditures, and requires certain additional monthly financial reporting by the Company to First Tennessee.

As of January 31, 2017, the Company had $7.8 million in mortgage loan obligations outstanding.

The foregoing descriptions of the Seventh Amendment and Waiver and the Mortgage Loan Modification and Waiver are summaries only, and are qualified in their entirety by reference to the complete text of the Seventh Amendment and Waiver and the Mortgage Loan Modification and Waiver, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.01	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017

RUBY TUESDAY INC.

By:	/s/ Sue Briley
Sue Briley
Chief Financial Officer